                                                                      EXHIBIT 4a
                               FIRST AMENDMENT TO
                          SHAREHOLDER RIGHTS AGREEMENT

         THIS FIRST AMENDMENT TO SHAREHOLDER RIGHTS AGREEMENT (this "Amendment") dated as of July 27, 1999, is made between The Standard Products Company, an Ohio corporation (the "Company"), and National City Bank, a national banking association (the "Rights Agent"). Except as otherwise indicated, capitalized terms used but not defined herein have the meanings ascribed to them in that certain Shareholder Rights Agreement dated as of January 26, 1999 (the "Agreement"), between the Company and the Rights Agent.

                                    RECITALS:
                                    ---------

         WHEREAS, the Company and the Rights Agent are parties to the Agreement;

         WHEREAS, Cooper Tire & Rubber Company, a Delaware corporation ("Survivor"), CTB Acquisition Company, an Ohio corporation ("Merger Sub"), and the Company propose to enter into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which, upon the satisfaction of the terms and conditions contained therein: (i) the Company will be merged with and into Survivor, with Survivor as the surviving corporation of that merger, or (ii) Merger Sub will merge with and into the Company, with the Company as the surviving corporation of that merger;

         WHEREAS, Survivor proposes to enter into separate Stockholder Voting Agreements (collectively, the "Voting Agreements") with each of James S. Reid, Jr. and John D. Drinko pursuant to which Mr. Reid and Mr. Drinko will agree, among other things, to vote certain Common Shares owned by them in favor of the approval of the Merger Agreement and the transactions contemplated thereby;

         WHEREAS, the Board of Directors of the Company has approved the Merger Agreement, the Voting Agreements and the transactions contemplated thereby;

         WHEREAS, in accordance with Section 27 of the Agreement, the Board of Directors of the Company has determined that an amendment of the Agreement as set forth herein is necessary and desirable in connection with the foregoing;

         NOW THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein, the parties hereto agree as follows:

         1. AMENDMENT OF SECTION 1(a). Section 1(a) of the Agreement is amended to add the following sentence at the end thereof:

         Notwithstanding anything in this Agreement to the contrary, none of Survivor, Merger Sub, James S. Reid or John D. Drinko, nor any of their respective Affiliates or Associates, shall be deemed to be an Acquiring Person by virtue of (i) the approval, execution or delivery of the Merger Agreement or either or both of the Voting Agreements, (ii) the consummation of either the Stock Election Merger or the Alternative Merger in accordance with the Merger Agreement, or (iii) the implementation or consummation of any other transaction or transactions contemplated by the Merger Agreement or either or both of the Voting Agreements.

         2. NEW SECTION 1(aa). Section 1 of the Agreement is amended to add the following new Section 1(aa):

            (aa)

                  (i) "Alternative Merger" shall have the meaning ascribed to it in the Merger Agreement.

                  (ii) "Merger Agreement" shall mean that certain Agreement and Plan of Merger dated as of July 27, 1999, among Survivor, Merger Sub and the Company, as amended or supplemented from time to time.

                  (iii) "Merger Sub" shall mean CTB Acquisition Company, an Ohio corporation.

                  (iv) "Stock Election Merger" shall have the meaning ascribed to it in the Merger Agreement.

                  (v) "Survivor" shall mean Cooper Tire & Rubber Company, a Delaware corporation.

                  (vi) "Voting Agreements" shall mean the Stockholder Voting Agreements dated as of July 26, 1999, between Survivor and each of James S. Reid, Jr. and John D. Drinko, pursuant to which each of Mr. Reid and Mr. Drinko agreed, among other things, to vote certain Common Shares held by them in favor of the approval and adoption of the Merger Agreement and the transactions contemplated thereby.

         3. AMENDMENT OF SECTION 1(w). Section 1(w) of the Agreement is amended to add the following sentence at the end thereof:

         Notwithstanding anything in this Agreement to the contrary, a Share Acquisition Date shall not occur as a result of (i) the approval, execution or delivery of the Merger Agreement or either or both of the Voting Agreements, (ii) the consummation of either the Stock Election Merger or the Alternative Merger in accordance with the Merger Agreement, or (iii) the implementation or consummation of any other transaction or transactions contemplated by the Merger Agreement or either or both of the Voting Agreements.

         4. AMENDMENT OF SECTION 1. Section 1 of the Agreement is amended to add the following new paragraph at the end thereof:

                  Notwithstanding anything in this Agreement to the contrary, none of Survivor, Merger Sub, James S. Reid, Jr. or John D. Drinko, nor any of their respective Affiliates or Associates nor any of their permitted assignees or transferees shall be deemed an Acquiring Person and none of a Distribution Date, a Share Acquisition Date, a Section 11(a)(ii) Event or any event of the type described in Section 13(a) shall be deemed to occur or have occurred, and that the Rights will not become separable, distributable, unredeemeable or exercisable, in each such case, by reason or as a result of the approval, execution or delivery of the Merger Agreement or either or both of the Voting Agreements, the consummation of either the Stock Election Merger or the Alternative Merger or the implementation or consummation of any of the other transaction or transactions contemplated by the Merger Agreement or either or both of the Voting Agreements.

         5. AMENDMENT OF SECTION 3(a). Section 3(a) of the Agreement is amended to add the following sentence at the end thereof:

         Notwithstanding anything in this Agreement to the contrary, a Distribution Date shall not occur as a result of (i) the approval, execution or delivery of the Merger Agreement or either or both of the Voting Agreements, (ii) the consummation of either the Stock Election Merger or the Alternative Merger in accordance with the Merger Agreement, or (iii) the implementation or consummation of any other transaction or transactions contemplated by the Merger Agreement or either or both of the Voting Agreements.

         6. AMENDMENT OF SECTION 7(a). Section 7(a) of the Agreement is amended and restated in its entirety as follows:

                  (a) Subject to Section 7(e), the registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the office or offices of the Rights Agent designated for such purpose, together with payment of the aggregate Exercise Price for the total number of one one-thousandths of a Preferred Share (or other securities, cash or other assets, as the case may be) for which the surrendered Rights are then exercised, at or prior to the earlier of (i) the Close of Business on January 26, 2009 (the "Final Expiration Date"), (ii) the time at which the Rights are redeemed in accordance with Section 23, (iii) the time at which such Rights are exchanged in accordance with Section 24, or (iv) immediately prior to Effective Time (as defined in the Merger Agreement) of the Stock Election Merger or the Effective Time (as defined in the Merger Agreement) of the Alternative Merger (the earlier of (i), (ii), (iii) or (iv), the "Expiration Date").


- --------------------------------------------------------------------------------

         Except as set forth in Section 7(e) and notwithstanding any other provision (except Section 7(e)) of this Agreement, any Person who prior to the Distribution Date becomes a record holder of Common Shares may exercise all of the rights of a registered holder of a Right Certificate with respect to the Rights associated with such Common Shares in accordance with the provisions of this Agreement, as of the date such Person becomes a record holder of Common Shares.

         7. AMENDMENT OF SECTION 11(a)(ii). Section 11(a)(ii) of the Agreement is amended to add the following sentence at the end thereof:

         Notwithstanding anything in this Agreement to the contrary, none of (i) the approval, execution or delivery of the Merger Agreement or either or both of the Voting Agreements, (ii) the consummation of either the Stock Election Merger or the Alternative Merger in accordance with the Merger Agreement, or (iii) the implementation or consummation of any other transaction or transactions contemplated by the Merger Agreement or either or both of the Voting Agreements, shall cause a Section 11(a)(ii) Event to occur or otherwise cause the Rights to be adjusted or to become exercisable in accordance with, or cause any other action to be taken or obligation to arise, pursuant to this Section 11(a)(ii) or any other provision of this Agreement.

         8. AMENDMENT OF SECTION 13(a). Section 13(a) of the Agreement is amended to add the following sentence at the end thereof:

         Notwithstanding anything in this Agreement to the contrary, none of (i) the approval, execution or delivery of the Merger Agreement or either or both of the Voting Agreements, (ii) the consummation of either the Stock Election Merger or the Alternative Merger in accordance with the Merger Agreement, or (iii) the implementation or consummation of any other transaction or transactions contemplated by the Merger Agreement or either or both of the Voting Agreements, shall be deemed to be an event of the type described in this Section 13(a), nor shall any such occurrence cause the Rights to be adjusted or to become exercisable in accordance with, or cause any other action to be take or obligation to arise pursuant to, this Section 13 or any other provision of this Agreement.

         9. AMENDMENT OF SECTION 30. Section 30 of the Agreement is amended to add the following sentence at the end thereof:

         Nothing in this Agreement shall be construed to give any holder of Rights or any other Person any legal or equitable rights, remedies or claims under this Agreement by virtue of (i) the execution and delivery of the Merger Agreement or either or both of the Voting Agreements,
         (ii) the consummation of either the Stock Election Merger or the Alternative Merger in accordance with the Merger Agreement, or (iii) the implementation or consummation of any other transaction or transactions contemplated by the Merger Agreement or either or both of the Voting Agreements.

         10. FULL FORCE AND EFFECT. Except as expressly provided in this Amendment, the Agreement shall continue in full force and effect in accordance with the provisions thereof and, unless expressly stated otherwise herein, the terms of the Agreement shall govern this Amendment.

         11. EFFECTIVE DATE. This Amendment shall be effective as of the date first set forth above and from and after that date all references to the Agreement shall be deemed to refer to the Agreement as amended by this Amendment.

         12. GOVERNING LAW. This Amendment shall be considered to be a contract made under the laws of the State of Ohio and for all purposes will be governed by and construed in accordance with the laws of that State applicable to contracts to be made and to be performed entirely within Ohio.

         13. COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same Amendment.



- --------------------------------------------------------------------------------
                                                                          Page 3

         IN WITNESS WHEREOF, this Amendment has been executed in one or more counterparts by or on behalf of each of the parties hereto as of the date first above written.


                                   THE STANDARD PRODUCTS COMPANY,
                                   an Ohio corporation

                                   By: /s/ James S. Reid
                                   Name: James S. Reid
                                   Title:  Chairman of the Board of Directors

                                   NATIONAL CITY BANK, a national
                                   banking association, as Rights Agent

                                   By: /s/ David B. Davis
                                   Name: David B. Davis
                                   Title:   Vice President









- --------------------------------------------------------------------------------
                                                                          Page 4